                                                                     Exhibit 4.1
                                                                     -----------

--------------------------------------------------------------------------------

                                 STANDARD TERMS

                                       TO

                                 TRUST AGREEMENT

              __________________________________________________

                    National Financial Securities Corporation

                               Trust Certificates

                                June 2000 Edition

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

                               TABLE OF CONTENTS

                                _______________

RECITALS.....................................................................................................     4
STANDARD PROVISIONS..........................................................................................     4
ARTICLE I....................................................................................................     4
   Section 1.01.  Defined Terms..............................................................................     4
     Accounting Date.........................................................................................     4
     Administrative Agent....................................................................................     4
     Administrative Cost.....................................................................................     4
     Administrative Cost Rate................................................................................     5
     Advance.................................................................................................     5
     Affiliate...............................................................................................     5
     Asset Proceeds Account..................................................................................     5
     Available Distribution..................................................................................     5
     Beneficial Owner........................................................................................     5
     Benefit Plan Affidavit..................................................................................     5
     Benefit Plan Opinion....................................................................................     5
     Book-Entry Certificates.................................................................................     6
     Business Day............................................................................................     6
     Certificate.............................................................................................     6
     Certificate Principal Balance...........................................................................     6
     Certificate Register" and "Certificate Registrar........................................................     6
     Class...................................................................................................     6
     Closing Date............................................................................................     6
     Code....................................................................................................     6
     Corporate Trust Office..................................................................................     6
     Custodian...............................................................................................     6
     Cut-off Date............................................................................................     7
     Deposited Assets........................................................................................     7
     Depository..............................................................................................     7
     Depository Participant..................................................................................     7
     Distribution Date.......................................................................................     7
     Due Period..............................................................................................     7
     Eligible Account........................................................................................     7
     ERISA...................................................................................................     7
     Fiscal Year.............................................................................................     8
     Holders or Certificateholders...........................................................................     8
     Net Rate................................................................................................     8
     Non-Recoverable Advance.................................................................................     8
     Officer.................................................................................................     8
     Opinion of Counsel......................................................................................     8
     Pass-Through Rate.......................................................................................     8
     Paying Agent............................................................................................     8
     Percentage Interest.....................................................................................     8
     Permitted Investments...................................................................................     9
     Person..................................................................................................    10
     Plan....................................................................................................    10
     Plan Asset Regulations..................................................................................    10
     Plan Investor...........................................................................................    10
     Private Certificate.....................................................................................    10
     Purchase Price..........................................................................................    10
     Purchaser...............................................................................................    10
     Qualified Institutional Buyer...........................................................................    11

     Qualified Substitute Underlying Security................................................................    11
     Rating..................................................................................................    11
     Record Date.............................................................................................    11
     Redeeming Purchase......................................................................................    11
     Redemption Account......................................................................................    11
     Redemption Date.........................................................................................    11
     Redemption Price........................................................................................    11
     Reserve Fund............................................................................................    12
     Rule 144A...............................................................................................    12
     Rule 144A Agreement.....................................................................................    12
     Rule 144A Certificates..................................................................................    12
     Principal Balance.......................................................................................    12
     Sales Agreement.........................................................................................    12
     Securities Act..........................................................................................    12
     Seller..................................................................................................    12
     Senior Percentage.......................................................................................    12
     Series..................................................................................................    12
     Standard Terms..........................................................................................    12
     Terminating Purchase....................................................................................    12
     Termination Account.....................................................................................    12
     Termination Price.......................................................................................    13
     Transferee Agreement....................................................................................    13
     Trust...................................................................................................    13
     Trust Agreement.........................................................................................    13
     Trust Estate............................................................................................    13
     Trustee.................................................................................................    13
     UCC.....................................................................................................    13
     Underlying Security Indenture...........................................................................    13
     Underlying Security or Underlying Securities............................................................    13
     Underlying Security Event of Default....................................................................    13
     Underlying Security Issuer..............................................................................    14
     Underlying Security Trustee.............................................................................    14
     Underlying Security Schedule............................................................................    14
     Unpaid Principal Balance................................................................................    14
     Voting Rights...........................................................................................    14
ARTICLE II...................................................................................................    15
   Section 2.01.  Trust Assets...............................................................................    15
   Section 2.02.  Acceptance by the Trustee..................................................................    15
   Section 2.03.  Purchase or Substitution of Underlying Securities by the Seller or the Depositor...........    16
   Section 2.04.  Representations and Warranties of the Depositor............................................    18
ARTICLE III..................................................................................................    19
   Section 3.01.  Asset Proceeds Account.....................................................................    19
   Section 3.02.  Advances by Trustee........................................................................    21
ARTICLE IV...................................................................................................    21
   Section 4.01.  Statements to Certificateholders...........................................................    21
   Section 4.02.  Compliance with Withholding Requirements...................................................    22
   Section 4.03.  Reports of Certificate Principal Balances to The Depository Trust Depositor................    22
   Section 4.04.  Preparation of Regulatory Reports..........................................................    23
ARTICLE V....................................................................................................    24
   Section 5.01.  The Certificates...........................................................................    24

   Section 5.02.  Book-Entry Certificates...................................................................     24
   Section 5.03.  Registration of Transfer and Exchange of Certificates.....................................     25
   Section 5.04.  Restrictions on Transfer..................................................................     26
   Section 5.05.  Mutilated, Destroyed, Lost or Stolen Certificates.........................................     28
   Section 5.06.  Persons Deemed Owners.....................................................................     28
   Section 5.07.  Appointment of Paying Agent...............................................................     29
ARTICLE VI..................................................................................................     29
   Section 6.01.  Liability of the Depositor................................................................     29
   Section 6.02.  Merger or Consolidation of the Depositor..................................................     29
   Section 6.03.  Limitation on Liability of the Depositor and Others.......................................     29
ARTICLE VII.................................................................................................     30
   Section 7.01.  Duties of Trustee.........................................................................     30
   Section 7.02.  Certain Matters Affecting the Trustee.....................................................     31
   Section 7.03.  Trustee Not Liable for Certificates or Underlying Securities..............................     33
   Section 7.04.  Trustee May Own Certificates..............................................................     34
   Section 7.05.  Trustee's Fees and Expenses...............................................................     34
   Section 7.06.  Eligibility Requirements for Trustee......................................................     34
   Section 7.07.  Resignation and Removal of the Trustee....................................................     34
   Section 7.08.  Successor Trustee.........................................................................     35
   Section 7.09.  Merger or Consolidation of Trustee........................................................     36
   Section 7.10.  Appointment of Co-Trustee or Separate Trustee.............................................     36
   Section 7.11.  Appointment of Custodians.................................................................     37
   Section 7.12.  Trustee May Enforce Claims Without Possession of Certificates.............................     37
ARTICLE VIII................................................................................................     38
   Section 8.01.  Redemption................................................................................     38
   Section 8.02.  Termination...............................................................................     38
   Section 8.03.  Procedure for Redemption or Termination...................................................     38
ARTICLE IX..................................................................................................     40
   Section 9.01.  Designation of Trust Estate as Grantor Trust..............................................     40
   Section 9.02   Prohibited Activities.....................................................................     41
ARTICLE X...................................................................................................     41
   Section 10.01. Amendment of Trust Agreement..............................................................     41
   Section 10.02. Counterparts..............................................................................     42
   Section 10.03. Limitation on Rights of Certificateholders................................................     42
   Section 10.04. Notices...................................................................................     44
   Section 10.05. Severability of Provisions................................................................     44
   Section 10.06. Sale of Underlying Securities.............................................................     44
   Section 10.07. Notice to Rating Agency...................................................................     45

             Exhibit A          Form of Trust Agreement
             Exhibit B          Form of Rule 144A Agreement - QIB Certification
             Exhibit C          Form of Transferee Agreement
             Exhibit D          Form of Benefit Plan Affidavit

         RECITALS

         National Financial Securities Corporation (the "Depositor") has entered into a Trust Agreement with a banking association or corporation as trustee (the "Trustee") which Trust Agreement provides for the issuance of trust certificates ("Certificates") that in the aggregate evidence the entire interest in one or more certificates or securities evidencing a debt obligation or ownership interest therein and other property owned by the Trust created by such Trust Agreement. These Standard Terms are a part of, and are incorporated by reference into, the Trust Agreement.

                              STANDARD PROVISIONS

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made in the Trust Agreement and as hereinafter set forth, the Depositor, the Trustee and, if applicable, the Administrative Agent agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. Defined Terms. Except as otherwise specified herein or in a Trust Agreement or as the context may otherwise require, whenever used in this Agreement, the following words and phrases shall have the meanings specified in this Article. Capitalized words and phrases used herein but not defined herein shall, when applied to a Trust, have the meanings set forth in the Underlying Security Indenture relating to such Trust as in effect on the date of this Agreement. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         "Accounting Date": With respect to each Distribution Date, the second Business Day immediately preceding such Distribution Date].

         "Administrative Agent": The Person, if any, designated as such in the Trust Agreement to perform certain administrative functions with respect to the Trust as set forth in the Trust Agreement.

         "Administrative Cost":: The costs and expenses payable with respect to the Trustee, Administrator, if any, or others, as set forth in the Trust Agreement.

         "Administrative Cost Rate":": The rate, if any, set forth in the Trust Agreement. If no such rate is set forth in the Trust Agreement, the "Administrative Cost Rate" will be 0.00%.

         "Advance": As to any Underlying Security, any advance of principal and interest or expenses made by the Trustee.

         "Affiliate": Any person or entity controlling, controlled by or under common control with the Depositor or Trustee. "Control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Asset Proceeds Account": The account or accounts created and maintained for a Trust pursuant to Section 3.02 hereof.

         "Available Distribution": Unless otherwise provided in the Trust Agreement, on each Distribution Date the Available Distribution shall equal the sum of the following:

               (a) payments or distributions due during the preceding Due Period, to the extent paid by the Underlying Security Issuer or advanced by the Trustee; and

               (b) all other payments received by the Trust in connection with any Deposited Assets during the related Due Period, less unreimbursed Advances with respect to the Deposited Assets;

minus the Trustee Fee and Non-Recoverable Advances to the extent required to be reimbursed.

         "Beneficial Owner": With respect to a Book-Entry Certificate, the Person who is registered as owner of that Certificate in the books of the Depository for that Certificate or in the books of a Person maintaining an account with such Depository.

         "Benefit Plan Affidavit": An affidavit substantially in the form of Exhibit D hereto.
---------

         "Benefit Plan Opinion": An Opinion of Counsel satisfactory to the Trustee (and upon which the Depositor and the Trustee are authorized to rely) to the effect that the proposed transfer will not (a) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations, (b) give rise to any fiduciary duty under ERISA, on the part of the Depositor or the Trustee, or (c) result in, or be treated as, a prohibited transaction under Sections 406 or 407 of ERISA or Section 4975 of the Code.

Obtaining a Benefit Plan Opinion shall not be a cost or expense of the Depositor or the Trustee.

         "Book-Entry Certificates": The Classes of Certificates, if any, specified as such in the Trust Agreement for a Series.

         "Business Day": Any day that is not a Saturday, Sunday, holiday, or other day on which commercial banking institutions in the city and state in which the Corporate Trust Office (and the office of the Custodian, if any) are located are authorized or obligated by law or executive order to be closed.

         "Certificate":  Any Certificate designated in the Trust Agreement.

         "Certificate Principal Balance": With respect to each Class of Certificates, on any Distribution Date, the aggregate principal amount, if any, of such Class of Certificates immediately prior to such Distribution Date (or in the case of the first Distribution Date, an amount equal to the aggregate initial principal amount of such Class of Certificates as of the Closing Date) net of the amounts to be applied on such Distribution Date to reduce the aggregate principal amount of such Class of Certificates in accordance with the Trust Agreement.

         "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.01 hereof.

         "Class": Collectively, all of the Certificates bearing the same designation.

         "Closing Date": The date on which Certificates are issued by a Trust as set forth in the related Trust Agreement.

         "Code":  The Internal Revenue Code of 1986, as amended.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered.

         "Custodian": The Trustee or the agent for the Trustee identified in the Trust Agreement which shall hold all or a portion of the Deposited Assets, or documents relating thereto, with respect to a Series.

         "Cut-off Date":  The date specified as such in the Trust Agreement.

         "Deposited Assets": The debt obligations assigned or pledged to the Trustee and certain other assets transferred to the Trustee by the Depositor as described in the Trust Agreement.

         "Depository": The Depository Trust Company, or any successor organization or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission thereunder.

         "Depository Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Distribution Date": The dates or dates set forth in the Trust
Agreement.

         "Due Period": With respect to any Distribution Date, the period set froth in the Trust Agreement.

         "Eligible Account": Either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the long-term or short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term or short-term unsecured debt obligations of such holding company) are rated by the Rating Agency in one of its two highest long-term rating categories or one of its two highest short-term ratings with respect to obligations maturing in less than 30 days or in highest short-term rating with respect to obligations maturing in more than 30 days at the time any amounts are held in deposit therein, or (b) a trust account or accounts maintained with a federal or state chartered depository institution or trust company, acting in the capacity of a trustee, in a manner acceptable to the Rating Agency in respect of mortgage pass-through certificates rated in one of its two highest rating categories. Eligible Accounts may be interest-bearing accounts or the funds therein may be invested in Permitted Investments. If otherwise qualified by this definition, accounts maintained with the Trustee may constitute Eligible Accounts.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Fiscal Year": Unless otherwise provided in the Trust Agreement, the fiscal year of the Trust shall be the calendar year.

         "Holders" or "Certificateholders": The holders of the Certificates, as shown on the Certificate Register maintained by the Trustee.

         "Net Rate": Unless otherwise provided in the Trust Agreement, with respect to each Underlying Security, the coupon or interest rate of that Underlying Security less the Administrative Cost Rate applicable thereto.

         "Non-Recoverable Advance": Any Advance or proposed Advance that the Trustee has determined not to be recoverable in accordance with Section 3.02 hereof.

         "Officer": When used with respect to the Trustee, any senior vice president, any vice president, any assistant vice president, any assistant treasurer, any trust officer, any assistant secretary in the Corporate Trust Office of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, and also to whom with respect to a particular corporate trust matter such matter is referred because of such officer's knowledge of and familiarity with the particular subject. With respect to any other Person, the chairman of the board, the president, a vice president (however designated), the treasurer or controller.

         "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Depositor, acceptable to the Trustee. Except with the consent of each Rating Agency, no Opinion of Counsel may be delivered by in-house counsel of the entity required to deliver such opinion.

         "Pass-Through Rate": With respect to the Certificates, as to each Distribution Date, the rate specified as such in the Trust Agreement.

         "Paying Agent": The paying agent appointed pursuant to Section 5.07 hereof.

         "Percentage Interest": With respect to any Certificate to which principal is assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance of such Certificate and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates of such Class as of the Closing Date. With respect to any Certificate to which a principal balance is not assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, as stated on the face of such Certificate.

         "Permitted Investments": Permitted Investments shall consist of the following:

                  (a) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (b) senior debt obligations and mortgage participation certificates of Fannie Mae (formerly the Federal National Mortgage Association) or Freddie Mac (formerly the Federal Home Loan Mortgage Corporation);

                  (c) repurchase obligations (the collateral for which is held by a third party or the Trustee) with respect to any security described in clauses (a) or (b) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agency in one of its two highest long-term unsecured debt rating categories or one of its two highest short-term unsecured debt ratings with respect to obligations maturing in less than 30 days or in its highest short-term unsecured rating with respect to obligations maturing in 30 days or more;

                  (d) money market funds rated in the highest long-term rating category;

                  (e) certificates of deposit, time deposits and bankers' acceptances of any bank or trust company (including the Trustee) incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such bank or trust company at the date of acquisition thereof (or, in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) have been rated by the Rating Agency in one of its two highest long-term unsecured debt rating categories;

                  (f) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agency in its highest short-term unsecured debt rating available (i.e., "P-1" by Moody's Investors Service, "A-1+" by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. and "F-1+" by Fitch IBCA, Inc.); and

                  (g) any other demand, money market or time deposit or obligation, or interest-bearing or other security or investment as would not affect the then current rating of the Certificates by any Rating Agency;

provided, however, that no investment described above shall constitute a Permitted Investment if such investment evidences either the right to receive
(i) only interest with respect to the obligations underlying such instrument or
(ii) both principal and interest payments derived from obligations underlying such instrument if the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided further, that no investment described above shall constitute a Permitted Investment unless such investment matures no later than the Business Day immediately preceding the Distribution Date on which the funds invested therein are required to be distributed (or, in the case of an investment that is an obligation of the institution in which the account is maintained, no later than such Distribution
Date).

         "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA or corresponding provisions of the Code.

         "Plan Asset Regulations": The Department of Labor regulations set forth in 29 C.F.R.ss. 2510.3-101, as amended from time to time.

         "Plan Investor": Any Plan, any Person acting on behalf of a Plan or any Person using the assets of a Plan.

         "Private Certificate": Any Class of Certificates not distributed through a public offering designated as such in the Trust Agreement.

         "Purchase Price": With respect to any Underlying Security purchased from the Trust, an amount equal to the Unpaid Principal Balance of such Underlying Security, plus accrued and unpaid interest thereon to the date that the purchase occurs.

         "Purchaser": The Person that purchases an Underlying Security from the Trust pursuant to Section 2.03 hereof.

         "Qualified Institutional Buyer": Any "qualified institutional buyer" as defined in clause (a)1 of Rule 144A.

         "Qualified Substitute Underlying Security": An Underlying Security substituted by the Depositor or a Seller for a removed Underlying Security which must, on the date of such substitution, (a) have an Unpaid Principal Balance not less than the Unpaid Principal Balance of the removed Underlying Security, (b) have a coupon or interest rate not less than the coupon or interest rate of the removed Underlying Security, (c) have a Net Rate equal to the Net Rate of the removed Underlying Security, (d) have a remaining term to maturity not greater than (and not more than one year less than) that of the removed Underlying Security, and (e) comply with each representation and warranty set forth in
Section 2.04 and, if the Seller is effecting the substitution, comply with each representation and warranty set forth in the Sales Agreement.

         "Rating Agency": Any nationally recognized statistical rating agency, or its successor, specified in the Trust Agreement that on the Closing Date rated one or more Classes of the Certificates at the request of the Depositor. If such agency or a successor is no longer in existence, the "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to any long-term rating category of a Rating Agency shall mean such rating category without regard to any plus or minus or numerical designation.

         "Record Date": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Redeeming Purchase": The purchase of all of the Certificates issued by a Trust pursuant to Section 8.01 hereof.

         "Redemption Account": An escrow account maintained by the Trustee into which any Trust funds not distributed on a Distribution Date on which a Redeeming Purchase is made are deposited. The Redemption Account shall be an Eligible Account.

         "Redemption Date": The date, if any, specified in the Trust Agreement for a Series.

         "Redemption Price": An amount equal to (a) the Certificate Principal Balance of the Certificates and accrued and unpaid interest due thereon to the Accounting Date preceding the Distribution Date fixed for redemption and (b) unreimbursed Advances and Non-Recoverable Advances.

         "Reserve Fund": Unless otherwise provided in the Trust Agreement, any fund in the Trust Estate other than the Asset Proceeds Account.

         "Rule 144A": Rule 144A promulgated by the Certificates and Exchange Commission, as the same may be amended from time to time.

         "Rule 144A Agreement": An agreement substantially in the form of Exhibit B hereto.
         ---------

         "Rule 144A Certificates": Any Class of Certificates designated as such in the Trust Agreement.

         "Principal Balance": For any Underlying Security as of any date of determination, the principal balance thereof as of the Cut-off Date, reduced by the principal portion of all Distributions due on or before such determination date,.

         "Sales Agreement": The agreement relating to the purchase of the Underlying Security by the Depositor.

         "Securities Act":  The Securities Act of 1933, as amended.

         "Seller": With respect to each Underlying Security, the Person that executed a Sales Agreement applicable thereto.

         "Senior Percentage": The percentage, if any, calculated as set forth in the Trust Agreement.

         "Series":  A group of Certificates issued by a separate Trust.

         "Standard Terms": These Standard Terms, as amended or supplemented, incorporated by reference in a Trust Agreement .

         "Terminating Purchase": The purchase of all Underlying Securities owned by a Trust pursuant to Section 9.02 hereof.

         "Termination Account": An escrow account maintained by the Trustee into which any Trust funds not distributed on the Distribution Date on which the earlier of (a) a Terminating Purchase or (b) the final payment or other liquidation of the last Underlying Security remaining in the Trust is deposited. The Termination Account shall be an Eligible Account.

         "Termination Price": 100% of the Unpaid Principal Balance of each Underlying Security remaining in the Trust on the day of such purchase, plus accrued interest thereon at the coupon or interest rate through the Accounting Date preceding repurchase plus any unreimbursed Advances of other than principal and interest.

         "Transferee Agreement": An agreement substantially in the form of Exhibit C hereto.
---------
         "Trust":  The trust formed pursuant to a Trust Agreement.

         "Trust Agreement": The Trust Agreement among the Depositor and the Trustee relating to the issuance of Certificates, and into which these Standard Terms are incorporated by reference.

         "Trust Estate": The segregated pool of assets sold and assigned to the Trustee by the Depositor pursuant to the conveyance clause of any Trust.

         "Trustee": The bank or trust company identified as the Trustee in the Trust Agreement.

         "UCC": The Uniform Commercial Code as in effect in the jurisdiction that governs the interpretation of the substantive provisions of the Trust Agreement.

         "Underlying Security Indenture": The agreement between the Underlying Security Issuer and the Underlying Indenture Trustee pursuant to which an Underlying Security has been issued.

         "Underlying Security" or "Underlying Securities" The publicly or privately issued, fixed income debt security or a pool of such debt securities, as appropriate, transferred to the Trustee.

         "Underlying Security Event of Default": Any event of default with respect to an Underlying Security as set forth in the related Underlying Security Indenture

         "Underlying Security Issuer": The corporation, trust, banking organization, insurance company or other entity that issues the Underlying Securities that are Transferred to the Trust.

         "Underlying Security Trustee": The trustee under the Underlying Securities Indenture.

         "Underlying Security Schedule": The list of Underlying Securities sold by the Depositor to the Trust, which schedule is attached to the Trust Agreement, and which shall set forth for each Underlying Security the following information:

         (a)  the CUSIP, PPN or other identifying number;

         (b)  the Underlying Security Issuer's name;

         (c)  the original principal balance; and

         (d)  the Principal Balance as of the Cut-off Date;

together with such additional information as may be reasonably requested by the Trustee.

         "Unpaid Principal Balance": With respect to any Underlying Security, the outstanding principal balance payable by the Underlying Security Issuer under the terms of the Underlying Securities and the related Underlying Securities Indenture.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. Unless otherwise provided in the Trust Agreement, (a) if any Class of Certificates does not have a Certificate Principal Balance or has an initial Certificate Principal Balance that is less than or equal to 1% of the aggregate Certificate Principal Balance of all the Certificates, then 1% of Voting Rights shall be allocated to each Class of such Certificates having no Certificate Principal Balance or a Certificate Principal Balance equal to or less than 1% of the aggregate Certificate Principal Balance of all Certificates, and the balance of Voting Rights shall be allocated among the remaining Classes of Certificates in proportion to their respective Certificate Principal Balances following the most recent Distribution Date, and (b) if no Class of Certificates has an initial Certificate Principal Balance less than 1% of the aggregate Certificate Principal Balance, then all of the Voting Rights shall be allocated among all the Classes of Certificates in proportion to their respective Certificate Principal Balances following the most recent Distribution Date. Voting Rights allocated to each Class of Certificates shall be allocated in proportion to the respective Percentage Interests of the Holders thereof.

                                  ARTICLE II

                                 TRUST ESTATE

         Section 2.01. Trust Assets. Pursuant to a Trust Agreement, the Depositor has sold to the Trustee without recourse all the right, title and interest of the Depositor in and to the Underlying Securities, any and all rights, privileges and benefits accruing to the Depositor under the Sales Agreement with respect to the Underlying Securities (except any rights of the Depositor to fees and indemnification by the Seller under such Agreement), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such agreements and all other agreements and assets included or to be included in the Trust for the benefit of the Certificateholders as set forth in the conveyance clause of the Trust Agreement. Such assignment includes all of the Depositor's rights to distributions on the Underlying Securities due after the Cut-off Date, and all other payments of principal (and interest) made on or after the Cut-off Date that are reflected in the initial aggregate Certificate Principal Balance of the Certificates for a Trust.

         Section 2.02.  Acceptance by the Trustee.

         (a) By its execution of the Trust Agreement, the Trustee acknowledges and declares that it or the Custodian holds and will hold or has agreed to hold all documents or instruments delivered to it from time to time with respect to an Underlying Security and all other assets included in the definition of "Trust Estate" in the related Trust Agreement in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee represents and warrants that to the best of its knowledge, (i) it acquired the Underlying Securities on behalf of the Trust from the Depositor in good faith, for value, and without actual notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA) (it being understood that the Trustee has not undertaken searches (lien records or otherwise) of any public records), (ii) except as permitted in the Trust Agreement, it has not and will not, in any capacity, assert any claim or interest in the Underlying Securities and will hold (or its agent will hold) such Underlying Securities and the proceeds thereof in trust pursuant to the terms of the Trust Agreement, and (iii) it has not encumbered or transferred its right, title or interest in any Underlying Security.

         (b) With respect to each certificate representing an Underlying Security, the Trustee (or Custodian) shall, on the Closing Date, deliver to the Depositor a certification certifying that it is either (i) in possession of a certificate evidencing such Underlying Security, or (ii) it has received confirmation from a depository or a direct or indirect participant thereof that such Underlying Security is beneficially owned by the Trustee for the benefit of the Certificateholders

         Section 2.03. Purchase or Substitution of Underlying Securities by the Seller or the Depositor.

         (a) Seller Breach. Upon discovery or notice of any breach by a Seller
             -------------
of any representation, warranty or covenant under the Sales Agreement which defect or breach materially and adversely affects the value of any Underlying Security or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Underlying Security or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Trustee shall promptly request that the Seller of such Underlying Security cure such defect or breach, and if such Seller does not cure such defect or breach in all material respects within 90 days from the date on which it is notified of the defect or breach, to enforce such Seller's obligation under the Sales Agreement to purchase such Underlying Security from the Trustee. In lieu of purchasing any such Underlying Security as provided above, if so provided in the Sales Agreement, the Seller may cause such Underlying Security to be removed from the Trust and substitute one or more Qualified Substitute Underlying Securities in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that enforcement of the obligation of the Seller to cure, purchase or substitute for any Underlying Security as to which a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such defect or breach available to the Trustee on behalf of the Certificateholders.

         (b)  Depositor Breach. Within 90 days of the earlier of discovery or
              ----------------
receipt of notice by the Depositor of the breach of any of its representations or warranties set forth in Section 2.04 hereof with respect to any Underlying Security, which breach materially and adversely affects the value of the related Underlying Security or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Underlying Security or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Depositor shall (i) cure such breach in all material respects, (ii) purchase the Underlying Security from the Trustee, or (iii) remove such Underlying Security from the Trust and substitute one or more Qualified Substitute Underlying Securities in the manner and subject to the limitations set forth in
Section 2.03(d) hereof.

         (c)  Purchase Price. Except as otherwise provided in the Trust
              --------------
Agreement, the purchase of any Underlying Security from the Trust pursuant to this Section 2.03 shall be effected for its Purchase Price. The Purchase Price shall be deposited in the Asset Proceeds Account and distributed to the Certificateholders unless otherwise provided in the Trust Agreement.

         (d)  Substitution. Unless otherwise provided in the Trust Agreement,
              ------------
the right to substitute a Qualified Substitute Underlying Security for any removed Underlying Security that is an asset of the Trust shall be limited to the two-year period beginning on the Closing Date.

                  As to any removed Underlying Security for which the Depositor or a Seller substitutes one or more Qualified Substitute Underlying Securities, the Depositor or the Seller, as the case may be, shall effect such substitution by delivering to the Trustee for each Qualified Substitute Underlying Security, the certificate (or a beneficial ownership therein), and such other documents and agreements, with all necessary endorsements thereon, as are required to be delivered to the Trustee pursuant to Section 2.01, together with a certificate of an officer of the Depositor to the effect that each such Qualified Substitute Underlying Security complies with the terms of the Trust Agreement. Distributions due with respect to Qualified Substitute Underlying Securities in the month of substitution are not part of the Trust and will be retained by the Depositor or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the Distributions due on such removed Underlying Security on or before the first day of the month in which the substitution occurs, and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such removed Underlying Security. The Trustee shall amend the Underlying Security Schedule to reflect the removal of such removed Underlying Security from the terms of the Trust Agreement and the substitution of the Qualified Substitute Underlying Security or Securities. Upon such substitution, such Qualified Substitute Underlying Security or Securities shall be subject to the terms of the Trust Agreement in all respects, including, in the case of a substitution effected by a Seller, the representations and warranties included in the Sales Agreement, and in the case of a substitution effected by the Depositor, the representations and warranties set forth in Section 2.04 hereof, in each case as of the date of substitution. The Trustee shall, within five Business Days of its receipt of the documents referred to above, effect the reconveyance of such removed Underlying Security to the Depositor or the Seller, as the case may be, in accordance with the procedures specified above.

                  If, for any month in which the Depositor or a Seller substitutes one or more Qualified Substitute Underlying Securities for one or more removed Underlying Securities, the Trustee determines that the amount of the aggregate Unpaid Principal Balance of all such Qualified Substitute Underlying Securities as of the date of substitution is less than the aggregate Unpaid Principal Balance of all such removed Underlying Securities (after application of Distributions due in the month of substitution) (the "Substitution Shortfall"), the Depositor or the Seller, as the case may be, will deliver or cause to be delivered to the Trustee for deposit from its own funds into the Asset Proceeds Account an amount equal to such Substitution Shortfall.

         Section 2.04. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein:

         (a) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under the Trust Agreement, and has duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties, except where the failure to so qualify would not have a material adverse effect on the Depositor;

         (b) The Trust Agreement has been duly authorized by all necessary corporate action on the part of the Depositor, has been duly executed and delivered by the depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding agreement of the Depositor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

         (c) Neither the execution and delivery by the Depositor of the Trust Agreement, nor the consummation by the Depositor of the transactions therein contemplated, nor compliance by the Depositor with the provisions thereof, will
(i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of incorporation or by-laws of the Depositor or any law, governmental rule or regulation or any judgment, decree or order binding on the Depositor or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Depositor is a party or by which it is bound, or (ii) result in the creation of any lien, charge, or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument;

         (d) There are no actions, suits or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of the Trust Agreement or (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Trust Agreement;

         (e) The Depositor is the owner of, or holder of a perfected first priority security interest in, each Underlying Security;

         (f) The Depositor has acquired its ownership of, or security interest in, each such Underlying Security in good faith, for value, without notice of any adverse claim, lien, charge, encumbrance or security interest;

         (g) Except for the sale to the Trustee, the Depositor has not encumbered, transferred or assigned any interest or participation in each such Underlying Security (or, if any such interest or participation has been assigned, it has been released); and

         (h) The Depositor has full right to sell, transfer and assign the Trust Estate to the Trustee.

              It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Underlying Securities to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Depositor or the Trustee of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party to the Trust Agreement, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Depositor set forth in Section 2.03(b) to cure, substitute for or repurchase an Underlying Security constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04. It is further understood and agreed that the Depositor shall be deemed not to have made the representations and warranties in this Section
2.04 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 2.04, by any Seller in the related Sales Agreement assigned to the Trustee.


                                  ARTICLE III

                          ADMINISTRATION OF THE TRUST

         Section 3.01.  Asset Proceeds Account.

         (a)  Deposits. The Trustee shall establish and maintain one or more
              --------
accounts (collectively, the "Asset Proceeds Account") held in trust for the benefit of the Certificateholders. Each Asset Proceeds Account shall be an Eligible Account. On each Distribution Date, the Trustee shall deposit into the Asset Proceeds Account the following amounts, to the extent not previously deposited therein:

              (i) the amounts received as Distributions on the Underlying Securities;

              (ii)  Advances, if any are required;

              (iii) the amount required to effect a Terminating Purchase pursuant to Section 9.02; and

              (iv) the amount required to be deposited from any Reserve Fund, if and as provided in the Trust Agreement.

         (b) Withdrawal.  On each Distribution Date, the Trustee shall withdraw
             ----------
all monies in the Asset Proceeds Account in the following order of priority for the purposes indicated:

              (i) to reimburse the Trustee for any Advance previously made that has been determined to be a Non-Recoverable Advance;

              (ii) to reimburse the Depositor for expenses incurred by or reimbursable to it pursuant to Section 6.03;

              (iii) to refund any overpayment of the Purchase Price of an Underlying Security;

              (iv) to pay the Certificateholders the amount of the Available Distribution as provided in the Trust Agreement; and

              (v) to reimburse the Trustee for Advances not previously reimbursed.

     In addition, upon the termination of the Trust, the Trustee shall make a final withdrawal to clear and terminate the Asset Proceeds Account and distribute any amounts to the Depositor.

     (c)  Accounting. The Trustee shall keep and maintain separate
          ----------
accounting, on an Underlying Security by Underlying Security basis, for the purpose of justifying any payment to and from the Asset Proceeds Account.

     (d)  Investment. The Depositor shall direct the Trustee in writing
          ----------
(which may be in the form of standing instructions) as to the investment of funds (which shall be invested in Permitted Investments) in the Asset Proceeds Account. Net investment income on funds in the Asset Proceeds Account shall be released to the [Trustee][Depositor] as part of its compensation no later than the fifth Business Day of the month following the month in which the related Distribution Date occurs, unless provided in the Trust Agreement that such net investment income be applied to the distributions on the Certificates.

     Section 3.02.  Advances by Trustee.

          (a) To the extent that Distributions are not received on the Underlying Securities, the Trustee shall be obligated to make Advances with respect to such Underlying Securities to the extent that the Trustee determines, in good faith, that an

Advance made hereunder is recoverable from subsequent payments by the Obligor with respect to such Underlying Security.

         (b) Any Advance made by the Trustee under this Section 3.02 which the Trustee shall ultimately determine in its good faith judgment to be not recoverable from subsequent payments by the Obligor shall be a Non-Recoverable Advance. The determination by the Trustee that it has made a Non-Recoverable Advance shall be evidenced by a Non-Recoverability Certificate of the Trustee promptly delivered to the Depositor and the Certificateholders setting forth the reasons for such determination. Following the receipt of such Non-Recoverability Certificate, the Trustee shall be entitled to reimbursement for such Non-Recoverable Advance as provided herein.


                                  ARTICLE IV

                    REPORTING/REMITTING TO SECURITYHOLDERS

         Section 4.01. Statements to Certificateholders. On or before each Distribution Date, the Trustee shall prepare a statement as to such distribution and deliver such statement by mail to each Certificateholder, setting forth:

         (a) the amount of such distribution to the Holders of Certificates of such Class to be applied to reduce the Certificate Principal Balance thereof;

         (b) the amount of such distribution to the Holders of Certificates of such Class allocable to interest, and the Pass-Through Rate applicable to each Class;

         (c) the amount of the Trustee Fee to be paid to the Trustee on such Distribution Date; and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

         (d) the aggregate amount of outstanding Advances, together with Non-Recoverable Advances, if any, at the close of business on such Distribution Date;

         (e) the aggregate Principal Balance of the Underlying Securities as of such Distribution Date;

         (f) the aggregate Certificate Principal Balance of each Class of Securities after giving effect to the distribution to be made on such Distribution Date;

         (g) the aggregate amount of interest remaining unpaid, if any, for each Class of Securities, after giving effect to the distribution made on such Distribution Date; and

         (h) the aggregate amount of withdrawals, if any, from any Reserve Fund and the amount, if any, available thereunder.

              In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed, with respect to any Certificate, as a dollar amount per $25 denomination; provided, however, that if any Class of Securities does not have a Certificate Principal Balance, then the amounts shall be expressed as a dollar amount per 10% Percentage Interest.

              Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and furnish a statement containing the information set forth in clauses (a) through (c) above, to each Person who at any time during the calendar year was a Holder that constituted a retail investor or other Holder that requests such statement, aggregated for such calendar year or portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         Section 4.02. Compliance with Withholding Requirements. Notwithstanding any other provisions of the Trust Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Securities that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or Advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate with any payment to such Certificateholders the amount withheld.

         Section 4.03. Reports of Certificate Principal Balances to The Depository Trust Depositor. If and for so long as any Certificate is held by The Depository Trust Depositor, on the second Business Day before each Distribution Date, the Trustee shall give oral notice to The Depository Trust Depositor (and shall promptly thereafter confirm in writing) the following: (a) the amount to be reported pursuant to clause (a) and (b) of each statement provided to Holders of Securities pursuant to Section 4.01 in respect of the next succeeding distribution, (b) the Record Date for such distribution, (c) the Distribution Date for such distribution and (d) the aggregate Certificate Principal Balance of each Class of Securities to be reported pursuant to clause (h) of the first paragraph of Section 4.01 in such month.

         Section 4.04.  Preparation of Regulatory Reports.

         (a)  Subject to the provisions of subsections (b) and (c) of this
Section 4.04, the Trustee shall prepare or cause to be prepared, on behalf of the Trust, such supplementary and periodic information, documents and reports (such information, documents or reports are referred to hereinafter as "Periodic Reports") as may be required pursuant to Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder or as a condition to approval of any application for relief ("Application for Relief") hereinafter referred to and, in connection therewith, shall prepare such applications and requests for exemption and other relief from such provisions as it may deem appropriate. The Trustee shall execute all such Periodic Reports and Applications for Relief delivered as provided above and shall file the same with the SEC and other required filing offices, if any, on behalf of the Trust.

         (b) Within 30 days after the beginning of the first fiscal year of the Trust during which the obligation to file Periodic Reports pursuant to the Exchange Act shall have been suspended, the Trustee shall prepare, or cause to be prepared, a notice on SEC Form 15 ("Form 15"); provided, however, that the Trustee shall be under no obligation to prepare such notice if the number of Certificateholders exceeds [750]. The Trustee shall file any notice on Form 15 with the SEC in accordance with the provisions of Rule 15d-6 under the Exchange Act.

         (c) Notwithstanding any other provision of this Agreement, the Trustee has not assumed, and shall not by its performance hereunder be deemed to have assumed, any of the duties or obligations of the Depositor or any other Person with respect to (i) the registration of the Certificates pursuant to the Securities Act, (ii) the issuance or sale of the Certificates, or (iii) compliance with the provisions of the Securities Act, the Exchange Act, or any applicable federal or state securities or other laws including, without limitation, any requirement to update the registration statement or prospectus relating to the Certificates in order to render the same not materially misleading to investors.

                                   ARTICLE V

                               THE CERTIFICATES

         Section 5.01. The Certificates. The Certificates shall be designated in the Trust Agreement. Unless otherwise specified in the Trust Agreement, the Certificates in the aggregate will represent the entire beneficial ownership interest in the Trust Estate. On the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Principal Balance of the Underlying Securities as of the Cut-off Date. The Certificates will be substantially in the forms annexed to the Trust Agreement. Unless otherwise provided in the Trust Agreement, the Certificates of each Class will be issuable in registered form, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

         Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized Officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication as set forth on such certificate executed and attested by manual signature on behalf of the Trustee by a duly authorized Officer of the Trustee, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their execution.

         Section 5.02.  Book-Entry Certificates.

         (a) The Book-Entry Certificates will be represented initially by one or more certificates registered in the name designated by the Depository. The Depositor and the Trustee may for all intents and purposes (including the making of payments on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Beneficial Owners of the Book-Entry Certificates for as long as those Certificates are registered in the name of the Depository. The rights of Beneficial Owners of the Book-Entry Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. The Beneficial Owners of the Book-Entry Certificates shall not be entitled to certificates for the Book-Entry Certificates as to which they are the Beneficial Owners, except as provided in subsection (c) below. Requests and directions from, and votes of, the Depository, as Holder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. Without the consent of the Depositor, the Master Servicer and the Trustee, a Book-Entry Certificate may not be transferred by the Depository except to another Depository that agrees to hold the Book-Entry Certificate for the account of the respective Depository Participants and Beneficial Owners.

     (b) Neither the Depositor nor the Trustee will have any liability to any person for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Certificates held by the Depository, for monitoring or restricting any transfer of beneficial ownership in a Book-Entry Certificate or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

     (c) The Book-Entry Certificates will be issued in fully registered, certificated form to Beneficial Owners of Book-Entry Certificates or their nominees, rather than to the Depository or its nominee, only if (i) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates, and the Depositor is unable to locate a qualified successor within 30 days, (ii) the Underlying Security Issuer is no longer subject to the reporting requirements under the Exchange Act at any time when the Trust is subject to the information requirements of the Exchange Act, or (iii) the Depositor, at its option, elects to terminate the book-entry system operating through the Depository. Upon the occurrence of either such event, the Trustee shall notify the Depository, which in turn will notify all Beneficial Owners of Book-Entry Certificates through Depository Participants, of the availability of certificated Certificates. Upon surrender by the Depository of the certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as certificated Certificates to the Beneficial Owners identified in writing by the Depository. Such certificated Certificates shall not constitute Book-Entry Certificates.

     Section 5.03. Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Subject to Section 5.04, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Trustee or at any other office or agency of the Trustee maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

     At the option of the Certificateholders, each Certificate may be exchanged for other Certificates of the same Class with the same and authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

     The Trustee will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate, and will provide the Trustee and Master Servicer with an updated copy of the Certificate Register on January 1 and July 1 of each year.

     Section 5.04.  Restrictions on Transfer.

     (a) Securities Law Compliance. No transfer of any Private Certificate
         -------------------------
shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. Any Holder of a Private Certificate shall, and, by acceptance of such Certificate, does agree to, indemnify the Depositor and the Trustee against any liability that may result if any transfer of such Certificates by such Holder is not exempt from registration under the Securities Act and all applicable state securities laws or is not made in accordance with such federal and state laws. Neither the Depositor nor the Trustee is obligated to register or qualify any Private Certificate under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without such registration or qualification. The Trustee shall not register any transfer of a Private Certificate unless and until the prospective transferee provides the Trustee with a Transferee Agreement or, if the Certificate to be transferred is a Rule 144A Certificate, a Rule 144A Agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer, and unless and until the transfer otherwise complies with the provisions of this Section 5.04. If a proposed transfer does not involve a Rule 144A Certificate or the transferee of a Rule 144A Certificate does not certify to facts which, if true, would mean that the transferee is a Qualified Institutional Buyer, the Trustee shall require that the transferor and transferee certify as to the factual basis for the registration exemption(s) relied upon, and if the transfer is made within two years of the acquisition thereof by a non-Affiliate of the Depositor from the Depositor or an Affiliate of the Depositor or the Trustee also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Depositor or the Trustee. Notwithstanding the foregoing, no Rule 144A Agreement, Transferee Agreement or Opinion of Counsel shall be required in connection with the initial transfer of the Private Certificates and no Opinion of Counsel shall be required in connection with the transfer of the Private Certificates by a broker or dealer, if such broker or dealer was the initial transferee.

          The Trustee, on behalf of the Depositor shall provide to any Holder of a Rule 144A Certificate and any prospective transferee designated by such Holder information regarding the related Certificates and the Trust Estate and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.

     (b)  ERISA Compliance.
          ----------------

          (i) Book-Entry Subordinated Certificates. No Certificate that (i) is a Book-Entry Certificate and (ii) is subordinated in right to payment to the Certificates of any other Class due to the allocation of losses (a "Book-Entry Subordinated Certificate") shall be transferred to a transferee that acknowledges that it is a Plan Investor unless such transferee provides the Trustee with a Benefit Plan Opinion. The transferee of a Book-Entry Subordinated Certificate that does not provide the Trustee with a Benefit Plan Opinion will be deemed, by virtue of its acquisition of such Certificate, to have represented that it is not a Plan Investor.

          (ii) Certificated Subordinated Certificates. No Certificate that (i) is not a Book-Entry Certificate and (ii) is subordinated in right to payment to the Certificates of any other Class due to the allocation of losses (a "Certificated Subordinated Certificate") shall be transferred unless the prospective transferee provides the Trustee with a properly completed Benefit Plan Affidavit, together with a Benefit Plan Opinion if required in order to comply with such Affidavit.

     Section 5.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

     Section 5.06. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

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

     Section 5.07. Appointment of Paying Agent. The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee.

                                  ARTICLE VI

                                 THE DEPOSITOR

     Section 6.01. Liability of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by the Trust Agreement and undertaken by the Depositor under the Trust Agreement.

     Section 6.02. Merger or Consolidation of the Depositor. Subject to the following paragraph, the Depositor will keep in full effect its corporate existence, rights and franchises under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Trust Agreement, the Certificates or any of the Underlying Securities and to perform its respective duties under the Trust Agreement.

     The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of their respective assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 6.03. Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of the directors, officers, employees or agents of either entity shall be under any liability to the Trust or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Trust Agreement and which in its opinion does not involve it in any expense or liability, except as provided in Section [10.01](b); provided, however, that the Depositor may in its discretion undertake any such action that it deems necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder if the Certificateholders offer to the Depositor reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

                                  ARTICLE VII

                            CONCERNING THE TRUSTEE

     Section 7.01. Duties of Trustee. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement. During an Underlying Security Event of Default of which the Trustee has notice, the Trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs. The Trustee shall provide notice to the Certificateholders within fifteen (15) days of its receipt of notice that an Underlying Security Event of Default has occurred.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Trust Agreement, shall examine them to determine whether they conform to the requirements of the Trust Agreement; provided, however, that the Trustee shall be under no duty to recalculate, verify or recompute the information provided to it hereunder by the Depositor. If any such instrument is found not to conform to the requirements of the Trust Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

     No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

     (a) The Trustee shall not be personally liable for an error of judgment made in good faith by an Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (b) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Trust Agreement; and

     (c) Any determination of negligence or bad faith of the Trustee shall be made only upon a finding that there is clear and convincing evidence (and not upon the mere preponderance of evidence) thereof in a proceeding before a court of competent jurisdiction in which the Trustee has had an opportunity to defend

     Section 7.02.  Certain Matters Affecting the Trustee.

     (a)  Except as otherwise provided in Section 7.01 hereof:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Further, the Trustee may accept a copy of the vote of the Board of Directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Trustee of written notice to the contrary;

          (ii) The Trustee may, in the absence of bad faith on its part, rely upon a certificate of an Officer of the appropriate Person whenever in the administration of the Trust Agreement the Trustee shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

          (iii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

          (iv) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of the Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (v) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

          (vi) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of the Trust Agreement, the Trustee may require indemnity against such expense or liability as a condition to taking any such action.;

          (vii) The Trustee may execute any of the trusts or powers under the Trust Agreement or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under the Trust Agreement;

          (viii) Whenever the Trustee is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so under Section 7.01;

          (ix) The permissive right or authority of the Trustee to take any action enumerated in this Agreement shall not be construed as a duty or obligation; and

          (x) The Trustee shall not be deemed to have notice of any matter unless one of its Officers has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the applicable Certificates generally, the Seller, the Trust or this Agreement.

     (b) All rights of action under the Trust Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of the Trust Agreement.

     Section 7.03. Trustee Not Liable for Certificates or Underlying Securities. The recitals contained in the Trust Agreement and in the Certificates (other than the signature and authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Underlying Security or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Underlying Securities or deposited in or withdrawn from the Asset Proceeds Account in accordance with the Trust Agreement other than any funds held by or on behalf of the Trustee in accordance with Sections 3.01 and 3.02.

     Section 7.04. Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     Section 7.05. Trustee's Fees and Expenses. Pursuant to the Trust Agreement or a separate fee agreement, the Trustee shall be entitled to (i) reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created under the Trust Agreement and in the exercise and performance of any of the powers and duties thereunder of the Trustee and (ii) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of the Trust Agreement (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 7.06. Eligibility Requirements for Trustee. The Trustee shall at all times be a corporation or national banking association that is not an Affiliate of the Depositor organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of its conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.07.

     Section 7.07. Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts created pursuant to a Trust Agreement by giving written notice thereof to the Depositor, the Rating Agencies and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 7.06 and shall fail to resign after written request therefor by the Depositor, or if any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Depositor.

     The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Certificateholders by the Depositor.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 7.08 hereof.

         Section 7.08. Successor Trustee. Any successor trustee appointed as provided in Section 7.07 shall execute, acknowledge and deliver to the Depositor and to the predecessor trustee an instrument accepting such appointment under the Trust Agreement and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as trustee therein. The predecessor trustee shall deliver to the successor trustee all related documents and statements held by it under the Trust Agreement and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.06 hereof.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee under the Trust Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 7.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee under the Trust Agreement provided such corporation shall be eligible under the provisions of Section 7.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.10. Appointment of Co-Trustee or Separate Trustee. For the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same may at the time be located, the Depositor and the

Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons acceptable to the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 7.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee(s) hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.06 hereof and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 7.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 7.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Trust Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 7.11. Appointment of Custodians. The Trustee may appoint one or more Custodians to hold all or a portion of the Trust Estate as agent for the Trustee, by entering into a custodial agreement. The appointment of any Custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee. Subject to Article VII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any asset constituting part of the Trust Estate. Any such Custodian may not be an affiliate of the Depositor or any Seller with respect to the applicable Trust.

         Section 7.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under the Trust Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

                                 ARTICLE VIII

               REDEMPTION OF SECURITIES AND TERMINATION OF TRUST

         Section 8.01. Redemption. Unless otherwise provided in the Trust Agreement, the Depositor may, at its option, make or cause a Person to make a Redeeming Purchase of the Certificates for the Redemption Price on any Distribution Date on or after the earlier of (a) the Distribution Date on which, after taking into account distributions of principal to be made on such Distribution Date, the aggregate Certificate Principal Balance of the Certificates is equal to or less than 10% of the initial aggregate Certificate Principal Balance of such Certificates, or (b) the Redemption Date. No Person may cause the Trustee to make a Redeeming Purchase unless the Trustee shall have first received cash from such Person in an amount equal to the Redemption Price. Unclaimed funds otherwise distributable to Certificateholders on a Distribution Date on which a Redeeming Purchase is made are to be deposited in the Redemption Account.

         Section 8.02. Termination. Whether or not the Certificates have been redeemed, unless otherwise provided in the Trust Agreement, the Depositor, may, at its option, make or cause a Person to make a Terminating Purchase for the Termination Price on any Distribution Date upon which a Redeeming Purchase may be made. Upon such Terminating Purchase or the final payment or other liquidation (or any advance with respect thereto) of the last Underlying Security remaining in the Trust, the respective obligations and responsibilities under the Trust Agreement of the Depositor and the Trustee (other than the obligations of the Trustee to make payments to Certificateholders as hereafter) shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid and upon deposit of unclaimed funds otherwise distributable to Certificateholders in the Termination Account. Notwithstanding the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         Section 8.03. Procedure for Redemption or Termination. The Depositor shall advise the Trustee of its election to cause a Redeeming Purchase or Terminating Purchase no later than the Distribution Date in the month preceding the Distribution Date on which the Redeeming Purchase or Terminating Purchase will occur. Notice of the Distribution Date on which any such redemption or termination shall occur (the "Final Distribution Date") shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with a Redeeming Purchase or Terminating Purchase, not earlier than the 15th day and not later than the last day of the month preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the Remittance Date in such month, in each case specifying (i) the Final Distribution Date and that final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated on that date, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Final Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with a Redeeming Purchase or Terminating Purchase, the purchaser shall deliver to the Trustee for deposit in the Asset Proceeds Account on the Business Day immediately preceding the Final Distribution Date an amount in next day funds equal to the Redemption Price or Termination Price, as the case may be.

         Upon presentation and surrender of the Certificates on a Distribution Date by Certificateholders, the Trustee shall distribute to Certificateholders
(A) the amount otherwise distributable on such Distribution Date, if not in connection with a Redeeming Purchase or Terminating Purchase, or (B) if in connection with a Redeeming Purchase or Terminating Purchase, an amount determined as follows: With respect to each Certificate with an outstanding Certificate Principal Balance, the outstanding Certificate Principal Balance thereof, plus interest thereon through the Accounting Date preceding the Distribution Date fixed for redemption or termination and any previously unpaid interest. The Trustee also shall pay itself the amount of any unreimbursed Advances.

         Upon the deposit of the Redemption Price in the Asset Proceeds Account, the Trustee (or the Custodian) shall retain possession of the Trust Estate and shall release the Certificates to the person effecting the Redeeming Purchase. Upon the deposit of the Termination Price in the Asset Proceeds Account, the Trustee, and any Custodian acting as its agent, shall promptly release to the purchaser the Underlying Securities, and the Trustee shall execute all assignments, endorsements and other instruments without recourse necessary to effectuate such transfer. The Trust shall terminate immediately following the deposit of funds in the Termination Account as provided below.

         In the event that all of the Certificateholders shall not surrender their Certificates within six months after the Final Distribution Date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates and receive the final distribution with respect thereto, net of the cost of such second notice. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the amounts otherwise payable on such Certificates. Any funds payable to Certificateholders that are not distributed on the Final Distribution Date shall be deposited in a Redemption Account or Termination Account, as the case may be, each of which shall be an Eligible Account, to be held for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section.

                                  ARTICLE IX

                                TAX PROVISIONS

         Section 9.01.  Designation of Trust Estate as Grantor Trust.

         Unless otherwise specified in the Trust Agreement, the Trustee shall have received an Opinion of Counsel to the effect that the Trust Estate shall be treated as a grantor trust for United States federal income tax purposes. In order to maintain the grantor trust status, the Trustee will perform the various tax administration functions on behalf of the Trust Estate and act as agent of each Series as set forth in this Section 9.01.

                  (a) The Trustee shall pay any and all tax-related expenses (not including taxes) with respect to the Trust Estate, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to a Series that involves the Internal Revenue Service or state tax authorities.

                  (b) The Trustee shall prepare all of the federal and state tax and information returns required for the Trust. The Trustee shall sign and file any such returns. The expenses of preparing and filing tax and information returns will be borne by the Trustee.

                  (c) The Trustee, acting as agent of the Trust Estate, shall perform on behalf of the Trust Estate all reporting and other tax compliance duties that are the responsibility of the Trust under the Code or compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Trustee shall provide the Holders with such information or reports as are required by the Code.

                  (d) The Trustee and the Holders shall take any action or cause the Trust to take any action necessary to create or maintain the status of the Trust Estate as a grantor trust for federal income tax purposes and shall assist each other as necessary to create or maintain such status.

                  (e) The Trustee and the Holders shall not take any action or cause the Trust to take any action that could endanger the status of the Trust Estate as a grantor trust for federal income tax purposes, unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status.

Section 9.02  Prohibited Activities.

         Neither the Trustee nor the Depositor shall authorize (or, in the case of the Trustee, permit) any modification of any material term of the Underlying Securities, any other assets of the Trust Estate (including, but not limited to, the coupon or interest rate, the principal balance, the remaining term to maturity, or any other term affecting the amount or timing of distributions or payments on the Certificates or the Underlying Securities).

         The Trustee shall not (a) sell, dispose of, or substitute the Underlying Securities except for the sale or disposition of the Underlying Securities upon the termination of the related Trust Estate or of the Trust as described herein or (b) acquire any additional assets or (c) cause the Trust or the Trust Estate to engage in any action not contemplated by this Trust Agreement, unless it has received an Opinion of Counsel, which shall not be at the expense of the Trustee, that any such sale, disposition, substitution, acquisition or action will not affect adversely the status of the Trust Estate as a grantor trust under the Code.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

         Section 10.01. Amendment of Trust Agreement. The Trust Agreement may be amended or supplemented from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders to (a) cure any ambiguity,
(b) correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (c) modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) as a grantor trust under the Code at all times that any Certificates are outstanding or (d) make any other provisions with respect to matters or questions arising under the Trust Agreement or matters arising with respect to the Trust which are not covered by the Trust Agreement which shall not be inconsistent with the provisions of the Trust Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency that rated the applicable Certificates at the request of the Depositor to the effect that such amendment or supplement will not cause that Rating Agency to reduce the then current rating assigned to such Certificates.

         The Trust Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments received on any Underlying Security which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (B) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (A), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights of such Class, or (C) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of such Holders of all Certificates then outstanding. For purposes of the giving or withholding of consents pursuant to this Section 10.01, Certificates registered in the name of the Depositor or an Affiliate shall be entitled to Voting Rights with respect to matters affecting such Certificates.

         Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

         It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 10.02. Counterparts. The Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate the Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Trust Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of the Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Trust

Agreement, except in the manner therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 10.04. Notices. All demands and notices under the Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by
express delivery service, to (a) in the case of the Depositor, [              ]
with a copy to Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: Edward L. Douma (telecopy number
(804) 788-8320), or such other address or telecopy number as may hereafter be furnished to each party to the Trust Agreement in writing by the Depositor and
(b) in the case of the Trustee, at its address and telecopy number set forth in the Trust Agreement, or such other address or telecopy number as may hereafter be furnished to each party to the Trust Agreement in writing by the Trustee. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, or by express delivery service, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above. A copy of any notice given hereunder to any other party shall be delivered to the Trustee.

         Section 10.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of the Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of the Trust Agreement or of the Certificates or the rights of the Holders thereof.

         Section 10.06. Sale of Underlying Securities. It is the express intent of the Depositor and the Trustee that the conveyance of the Underlying Securities by the Depositor to the Trustee pursuant to each Trust Agreement be construed as a sale of the Underlying Securities by the Depositor to the Trustee. It is, further, not the intention of the Depositor and the Trustee that such conveyance be deemed a pledge of the Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Underlying Securities are held to continue to be property of the Depositor then (a) the Trust Agreement also shall be deemed to be a security agreement within the meaning of Article 9 of the UCC; (b) the conveyance by the Depositor provided for in the Trust Agreement shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Underlying Securities and all amounts payable to the holders of the Underlying Securities in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in Asset Proceeds Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or its agent of the Underlying Securities and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be in the "control" or "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-115(4) or 9-305 of the UCC (as applicable); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor and the Trustee shall, to the extent consistent with the Trust Agreement, take such actions as may be necessary to ensure that, if the Trust Agreement were deemed to create a security interest in the Underlying Securities, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Trust Agreement.

         Section 10.07.  Notice to Rating Agency.

         (a) The Trustee shall use its best efforts promptly to provide notice to the Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any material change or amendment to the Trust Agreement or any agreement assigned to the Trust;

                  (ii) the resignation, termination or merger of the Depositor or the Trustee;

                  (iii) the purchase or substitution of Underlying Securities pursuant to Section 2.03;

                  (v)   the final payment to Certificateholders;

                  (vi)  any change in the location the Asset Proceeds Account;
         or

                  (vi) any event that would result in the inability of the Trustee to make Advances regarding delinquent Underlying Securities.

         (b) In addition, the Trustee shall promptly furnish to each Rating Agency at its address set forth in the Trust Agreement copies of each report to Certificateholders described in Section 4.01.

         (c) Any notice pursuant to this Section 10.07 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid or by express delivery service to each Rating Agency at the address specified in the Trust Agreement.

                                  Exhibit A to Standard Terms to Trust Agreement
                                  ----------------------------------------------

                  __________________________________________

                            NFSC TRUST, 200[ ]-[ ]




                         200[ ]-[ ] TRUST CERTIFICATES




                             ____________________

                                TRUST AGREEMENT


                                     between


                  NATIONAL FINANCIAL SECURITIES CORPORATION,
                                               as Depositor,


                                      and


                           [                      ],
                                                          as Trustee





                                  DATED AS OF


                              [         ], 200[ ]


                  __________________________________________

                                TABLE OF CONTENTS

                                                                                                            Page
PRELIMINARY STATEMENT.....................................................................................     1
CONVEYANCE................................................................................................     1
Section 1.  Standard Terms................................................................................     2
            -------------
Section 2.  Defined Terms.................................................................................     2
            -------------
Section 3.  Aggregate Principal Amount; Terms.............................................................     4
            ---------------------------------
Section 4.  Denominations.................................................................................     4
            -------------
Section 5.  Distributions.................................................................................     4
            -------------
Section 6.  Underlying Security...........................................................................     5
            -------------------
Section 7.  Termination Event.............................................................................     6
            -----------------
Section 8.  [Reserve Fund]................................................................................     6
             ------------
Section 9.  Form of Trust Certificate.....................................................................     7
            -------------------------
Section 10. Schedules.....................................................................................     7
            ---------
Section 11. Opinions......................................................................................     7
            --------

                                      (i)

                                 TRUST AGREEMENT

     THIS TRUST AGREEMENT, dated as of [____] 1, 200[0] (this "Agreement"), is hereby executed by and between NATIONAL FINANCIAL SECURITIES CORPORATION, a Delaware corporation (the "Depositor") and [ ], a [national banking association], as trustee (the "Trustee"), under this Agreement and the Standard Terms to Trust Agreement, June 2000 edition (the "Standard Terms"), all the provisions of which are incorporated herein and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Trust Agreement").

                              PRELIMINARY STATEMENT

     The Board of Directors of the Depositor has duly authorized the formation of a trust, to be designated as the "NFSC 200[ ]-[ ] (the "Trust") to issue a Series of securities with an initial aggregate principal amount of $[________] to be known as the 200[ ]-[ ] Trust Certificates (the "Trust Certificates"). The Trust Certificates consist of a single class, which evidences the entire beneficial ownership in the Trust.

                                   CONVEYANCE

     To provide for the distribution of the principal of and interest on the Trust Certificates in accordance with their terms, all of the sums distributable under this Trust Agreement with respect to the Trust Certificates and the performance of the covenants contained in this Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Holders of the Trust Certificates, all of the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from: (a) the Underlying Security listed on Schedule I hereto that the Depositor is causing to be delivered to the Trustee herewith (and all Qualified Substitute Underlying Securities substituted therefor as provided by Section 2.03 of the Standard Terms), together with all payments due thereon after [_____] 1, 200[ ]; (b) the Sales Agreement, (c) the Asset Proceeds Account for the Trust Certificates, whether in the form of cash, instruments, securities or other properties; and (d) proceeds of all the foregoing (including, but not by way of limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, distributions, rights to payment of any and every kind, and other forms of obligations and receivables that at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Trust Certificates as specified herein (items (a) through (d) above shall be collectively referred to herein as the "Trust Estate").

     [The Depositor hereby pledges to the Trust and grants to the Trustee, on behalf of the Holders, a first priority security interest in and to (a) the Reserve Fund and all amounts as are deposited and maintained therein from time to time pursuant to this Trust Agreement, excluding however, any earnings thereon; and (b) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, proceeds of proceeds, and the conversion, voluntary or involuntary, of any of the foregoing into cash

                               Exhibit 5- Page 1
or other liquidated property in trust, subject to the limitation set forth above with respect to earnings, to have and to hold in trust to secure the Trust Certificates. The Reserve Fund will not be designated as an asset of the Trust, but will be pledged to the Trust for the benefit of the Holders. The owner of the Reserve Fund will be the Depositor.]

     The Trustee acknowledges the sales, assignments and pledges created by the foregoing paragraphs, accepts the trust hereunder in accordance with the provisions hereof and agrees to perform the duties set forth herein or required by the Standard Terms to the end that the interests of the Holders of the Trust Certificates may be adequately and effectively protected. By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to the Underlying Securities and all assets included in the definition of "Trust Estate" herein in trust for the exclusive use and benefit of all present and future Holders.


  Standard Terms.
  --------------

     The Depositor and the Trustee acknowledge that the Standard Terms prescribe certain obligations of the Depositor and the Trustee with respect to the Trust Certificates. The Depositor and the Trustee agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that, except to the extent inconsistent with the provisions of this Agreement, the Standard Terms are and shall be a part of this Agreement to the same extent as if set forth herein in full.

  Defined Terms.
  -------------

     With respect to the Trust Certificates and in addition to the definitions set forth in the Standard Terms, the following provisions shall govern the defined terms set forth below. To the extent the meanings assigned to the defined terms set forth below are inconsistent with the meanings assigned to such terms in the Standard Terms, the meanings assigned herein shall control.

     "Accrued Interest": On each Distribution Date, [six months'] interest on the Certificate Principal Balance of the Trust Certificates, calculated at the applicable Pass-Through Rate.

     "Administrative Cost":  The sum of [              ].

     "Administrative Cost Rate":    [__]% per annum.

     "Book-Entry Trust Certificates": The Trust Certificates not issued to Institutional Accredited Investors on the Closing Date.

     "Business Day": Any day that is not a Saturday, Sunday, holiday, or other day on which commercial banking institutions in the City of New York or the city and state in

                               Exhibit 5- Page 2
which the Corporate Trust Office are located are authorized or obligated by law or executive order to be closed.

     "Closing Date":  [           ], 200[ ].

     "Cut-off Date":  [           ] 1, 200[ ].

     "Distribution Amount": On each Distribution Date, an amount equal to the sum of:

          (i) the Accrued Interest for the Trust Certificates on such Distribution Date; and

          (ii) (A) the Scheduled Principal received on the Underlying
     Security during the Due Period preceding such Distribution Date, and (B) any of the foregoing amounts remaining unpaid from a previous Distribution Date.

     "Due Period":  [               ].

     "Pass-Through Rate":  [_______________].

     "Rating Agency": [Standard & Poor's Ratings Group, a division of The McGraw-Hill Company Inc., (26 Broadway, New York, New York 10004)][Fitch IBCA, Inc.(One State Street Plaza, New York, New York 10004).] [References in the Standard Terms to the "Rating Agency" shall be deemed to be the Rating Agencies unless the context indicates otherwise.]

     "Redemption Date":  [_____________].

     ["Reserve Fund": An Eligible Account established for the payment of [ ], as set forth in Section 8(a) hereof.]

     "Sales Agreement": The Sales Agreement, dated [__________], 1998, by and between [ ] and the Depositor regarding the sale of the Underlying Security.

     "Scheduled Principal": With respect to each Due Period, the amount of principal scheduled to be paid on the Underlying Security,[ in accordance with the amounts set forth on Schedule III hereto.
                         ------------

     "Termination Event":  An event described in Section 7 hereof.

     "Trustee": [ ], in its capacity as Trustee hereunder, its successor in interest or any successor trustee appointed as herein provided.

     "Trustee Fee Rate":  [____]% per annum.

"Underlying Security": The trust certificate listed on Schedule I hereto issued
                                                       ----------
 by [                       ].


                               Exhibit 5- Page 3

     "Underlying Security Indenture": The indenture relating to the Underlying
Security, dated as of [           ], together with any amendment and supplement
thereto, by and between, the Underlying Security Trustee and [               ].

     "Underlying Security Trustee":  [            ].


Aggregate Principal Amount; Terms.
---------------------------------

     The aggregate principal amount of Trust Certificates that may be executed and delivered under this Trust Agreement is limited to $[__________], except for Trust Certificates executed and delivered upon registration of transfer of, in exchange for or in lieu of, other Trust Certificates pursuant to Section 5.04 of the Standard Terms.

     Except after the occurrence of Termination Event, the Trust Certificates shall be registered as one or more certificates in the name of the Depositor or its nominee, and beneficial interests shall be held by the Beneficial Owners through the book-entry facilities of the Depository. Upon the occurrence of a Termination Event, the Trust Certificates shall be issued in fully registered, certificated form.


Denominations.
-------------

     The Trust Certificates issued in Book-Entry form will be held in minimum denominations of $25 and integral multiples of $25 in excess thereof, except that one Book-Entry Certificate may be in a different denomination. The Trust Certificates issued in fully registered, certificated form will be held in minimum denominations of $25 and integral multiples of $25 in excess thereof.


Distributions.
-------------

     On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Asset Proceeds Account the Available Distribution for that Distribution Date (after giving effect to any transfer specified in Section 3.01(b) of the Standard Terms) and shall distribute such withdrawn amounts in the following manner:

          (i) to the Trustee, all unpaid fees and expenses of such Person and their respective agents for the related Due Period;

          [(ii) to the Reserve Fund, any amounts required to be paid or reimbursed to, or deposited therewith in accordance with Section 8 hereof];

          (iii) to the Certificateholders, to the payment of Accrued Interest;

          (iv) to the Certificateholders, to the payment of Scheduled Principal; and

                               Exhibit 5- Page 4

         (vi)     to the [Depositor]

     All distributions or allocations made to the Certificateholders on each Distribution Date shall be allocated in the proportion that the Certificate Principal Balance of each such Trust Certificate bears to the aggregate Certificate Principal Balance.

     Payments to the Holders of each Trust Certificate on any Distribution Date will be made to the Holders of record of the respective Trust Certificate on the related Record Date. With respect to the Trust Certificate that are Book-Entry Certificates registered in the name of the Depository or its nominee, the Trustee shall make all distributions or allocations on such Trust Certificates by wire transfers of immediately available funds to the Depository or its nominee. In the case of Trust Certificates that are not Book-Entry Certificates, payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing by the Record Date immediately prior to such Distribution Date and such Holder is the registered owner of Trust Certificates for which the aggregate initial Certificate Principal Balance or Notional Principal Balance is equal to or in excess of $1,000,000. The Trustee may charge the Holder a fee for any payment made by wire transfer.


 Underlying Security.
 -------------------

     In the event that the Trustee receives a request from the Underlying Security Trustee or the Underlying Security for its consent to any amendment, modification or waiver of the Underlying Security, the Underlying Security Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Security, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date within fifteen
(15) days of receipt thereof. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote only in accordance with the direction of the majority of the Voting Rights actually voted by the Certificateholders as of the date set forth in the notice distributed by the Trustee; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes, (ii) that would alter the timing or amount of any payment on the Underlying Security, including, without limitation, any demand to accelerate the Underlying Security, except in the event of an Underlying Security Event of Default or an event that with the passage of time would become an Underlying Security Event of Default, or (iii) that would result in the exchange or substitution of any of the outstanding Underlying Security pursuant to a plan for the refunding or refinancing of such Underlying Security except in the event of a default under the Underlying Security and only with the consent of Certificateholders representing 100% of the Voting Rights.

                               Exhibit 5- Page 5

     The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.


 Termination Event.
 -----------------

     If, at any time when the Trust is subject to the reporting requirements of the Exchange Act the Underlying Securities Issuer ceases to be subject to such periodic reporting requirements, or the Underlying Securities Issuer fails to make such periodic reports available to the Trustee, the Trustee shall notify the Certificateholders of such event and declare a "Termination Event" to have occurred.

     Upon the declaration of a Termination Event, the Trustee shall terminate the book-entry registration of the Trust Certificates and notify the Underlying Security Trustee of such action. If the Underlying Security Issuer fails to resume supplying its periodic reports under the Exchange Act within [90] days of such termination and notice, the Trustee shall [either (i) arrange for the sale of the Underlying Security for an amount at least equal to the Redemption Price or (ii)] allow the Depositor to terminate the Trust in accordance with Section
8.02 of the Standard Terms.


 [Reserve Fund.]
  ------------

     [The Trustee shall establish a Reserve Fund for the payment of [ ]. The Reserve Fund initially shall be funded with cash in an amount equal to $[_____]. Following the Closing Date, the Depositor may, from time to time substitute other property for the property then pledged; provided, that the Rating Agencies confirm in writing that such substitution, reduction or cancellation will not adversely affect the current ratings assigned to the Trust Certificates. In the event of any Convertibility Shortfalls, the Trustee shall draw the amount of such Convertibility Shortfall from the Reserve Fund until the amount thereof is reduced to zero, and to pay such amount on the Trust Certificates in accordance with Section 5 hereof. Any earnings on the Reserve Fund shall be payable [monthly] to the Depositor. Any amounts remaining in the Reserve Fund upon termination of the Trust shall be paid to the Depositor.]


 Form of Trust Certificate.
 -------------------------

     The Trust Certificates shall be substantially in the form attached as Exhibit A hereto.


 Schedules.
 ---------

     Schedules I and II are attached hereto and incorporated herein by reference as contemplated herein or by the Standard Terms.

                               Exhibit 5- Page 6

  Opinions.
  --------

     The Depositor hereby requests and authorizes its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee and the Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the Trustee, Rating Agency, or their respective counsels.

     The Trustee hereby requests and authorizes its counsel to issue on behalf of the Trustee such legal opinions to the Depositor and the Rating Agency as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Trust Certificates.

                               Exhibit 5- Page 7

     IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and all as of the 1st day of [_______], 200[ ].



                                                NATIONAL FINANCIAL SECURITIES
                                                CORPORATION,
                                                a Delaware corporation


                                                By:_____________________________
                                                Name:___________________________
                                                Its:____________________________


                                                [                      ],
                                                not in its individual capacity
                                                but solely as Trustee of the
                                                Trust


                                                By:_____________________________
                                                Name:___________________________
                                                Its:____________________________

                               Exhibit 5- Page 8

                        LIST OF SCHEDULES AND EXHIBITS
                        ------------------------------

SCHEDULE I:       Underlying Security Schedule

SCHEDULE II:      Principal Payment Schedule for Underlying Security

EXHIBIT A:        Form of Trust Certificate

                               Exhibit 5- Page 9

                                                   Schedule I to Trust Agreement
                                                   -----------------------------

                            [Transaction Specific]

                               Exhibit 5- Page 1

                                                  Schedule II to Trust Agreement
                                                  ------------------------------

                            [Transaction Specific]

                               Exhibit 5-Page 1

                                                    Exhibit A to Trust Agreement
                                                    ----------------------------

                           Form of Trust Certificate


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                               NFSC TRUST 20__-_
                              TRUST CERTIFICATES

PER ANNUM INTEREST RATE __%             PRINCIPAL BALANCE OF THE TRUST
                                        CERTIFICATES AS OF THE CLOSING DATE:
DENOMINATION  $                         $______________

DATE OF TRUST AGREEMENT                 AGGREGATE PRINCIPAL BALANCE OF THE
AS OF _____ 1, 20__                     UNDERLYING SECURITIES ON
                                         ______ 1, 20__  $

CLOSING DATE ____ __, 20__              TRUSTEE:
                                 FIRST
DISTRIBUTION DATE                      CUSIP NO.
____ __, 20__

NO.  1

                               NFSC TRUST 20__-_
                              TRUST CERTIFICATES

evidencing a beneficial ownership interest in a Trust that consists of [description of underlying securities] (collectively, the "Assets") formed and sold by

                   NATIONAL FINANCIAL SECURITIES CORPORATION

THIS TRUST CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONAL FINANCIAL SECURITIES CORPORATION, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS TRUST CERTIFICATE NOR THE UNDERLYING ASSETS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

                           [_______________________]

is the registered owner of the Percentage Interest evidenced by this Trust Certificate in the Trust Certificates issued by NFSC Trust 20__-_ (the "Trust"), which was created pursuant to a Trust Agreement, dated as specified above (the "Series Agreement"), among National Financial Securities Corporation ("NFSC") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereinafter. The Series Agreement incorporates by reference NFSC's Standard Terms to Trust Agreement (June 2000 Edition) (together with the Series Agreement, the "Trust Agreement"). The Trust consists primarily of the Assets. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement. This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

     Distributions of principal of and interest on this Trust Certificate (including the final distribution on this Trust Certificate) will be made [semiannually on each ___________ and ___________,] or, if such day is not a Business Day, the Business Day immediately following (a "Distribution Date"), [to the Person in whose name this Trust Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution, (the related "Record Date")]. All sums distributed on this Trust Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     The interest due on the Trust Certificates for any Distribution Date will equal ___% per annum. Principal and interest will be distributed on this Trust Certificate in the manner specified in the Trust Agreement. Distributions allocated to the Trust Certificates will be allocated among the Trust Certificates pro rata based upon their respective percentage interests, with a final distribution to be made upon retirement of this Trust Certificate as set forth in the Trust Agreement.

     This Trust Certificate is one of a duly authorized issue of Trust Certificates designated as the National Financial Securities Corporation, NFSC Trust 20__-_ (herein called the "Trust Certificates") and representing the percentage interest in the Trust Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Trust Certificate specified on the face hereof by the initial aggregate principal balance of all Trust Certificates. The Trust Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     The Certificates are limited in right of payment to collections and recoveries respecting the Assets, all as more specifically set forth in the Trust Agreement. So long as this Trust Certificate is registered in the name of a Clearing Agency or its nominee, the Trustee will make payments of principal and interest on this

Trust Certificate by wire transfers of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions made on any Trust Certificate pursuant to the Trust Agreement will be made by or on behalf of the Trustee on each Distribution Date to the Holder of such Trust Certificate as of the related Record Date (i) by check mailed to such Holder at its address reflected in the Certificate Register as of the related Record Date or (ii) if such Holder is the Holder of Trust Certificates with aggregate initial denominations of at least $1,000,000, by wire transfer of immediately available funds to the account of such Holder, upon receipt by the Trustee of a written request of such Holder accompanied by the appropriate wiring instructions at or before the Closing Date or, in the case of any wire instructions delivered after the Closing Date, at least five Business Days prior to the related Record Date. A fee may be charged by the Trustee to a Holder of Trust Certificates for any distribution made to such Holder by wire transfer. Notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of NFSC and the Trustee and the rights of the Holders under the Trust Agreement at any time by NFSC and the Trustee, with the consent of the Holders of Trust Certificates evidencing at least a majority of the Voting Rights. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of the Trust Certificates.

     As provided in the Trust Agreement and subject to any limitations on transfer of this Trust Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Trust Certificate is registrable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Trust Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates in authorized denominations will be issued to the designated transferee or transferees.

     [Subject to the terms of the Trust Agreement, the Trust Certificates will be registered as one or more certificates held by a Clearing Agency or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Clearing Agency or its nominee in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.]

     As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

     NFSC, the Trustee and the Certificate Registrar and any agent of NFSC, the Trustee or the Certificate Registrar may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and neither NFSC, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement and the Trust created thereby shall terminate upon payment to the Holders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Trust Agreement following the earlier of (a) the final payment or other liquidation of the last Asset remaining in the Trust or (b) a Terminating Purchase pursuant to the terms of the Trust Agreement. Pursuant to the terms of the Trust Agreement, (i) [NFSC] may make a Terminating Purchase or cause a Terminating Purchase to be made on or after the Distribution Date on which [termination provisions].

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Trust Certificate shall not represent entitlement to any benefit under the Trust Agreement or be valid for any purpose.

     THIS TRUST CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

     The Trustee has executed this Trust Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: ____ __, 20__            ________________________________________, NOT IN
                                ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE



                                BY ___________________________
                                        AUTHORIZED OFFICER


                                ATTEST


                                -----------------------------
                                      AUTHORIZED OFFICER



                         CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE TRUST CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED TRUST AGREEMENT.


                                ________________________________________, AS
                                CERTIFICATE REGISTRAR


                                BY _____________________________
                                        AUTHORIZED OFFICER

                                  ABBREVIATIONS

The following abbreviations, when used in this Trust Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common           UNIF GIFT MIN ACT--.....Custodian..  .
TEN ENT--as tenants by the                           (Cus)            (Minor)
               entireties                     Under Uniform Gifts to Minors
JT TEN--as joint tenants with                 Act    ....  ....  ....
          rights of survivor-                         (State)
      ship and not as Tenants
          in Common

             Additional abbreviations may also be used though not
                              in the above list.

                                FORM OF TRANSFER


 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE _______________________________________________

______________________________________________________________________________

______________________________________________________________________________
     (Please print or typewrite name and address of assignee)

the within Trust Certificate and does hereby irrevocably constitute and appoint ____________ (Attorney) to transfer the said Trust Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:  _________________                      ________________________________
                                               NOTICE:  The signature to this
                                               assignment must correspond with
                                               the name as written upon the face
                                               of this Certificate in every
                                               particular without alteration or
                                               enlargement or any change
                                               whatever.

___________________________________________
SIGNATURE GUARANTEED: The signature
must be guaranteed by a commercial bank
or trust company or by a member firm
of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to____________________________________________________________
for the account of _______________________________, account number
__________________, or, if mailed by check, to ____________________________.
Applicable reports and statements should be mailed to ____________________________________________. This information is provided by
__________________________________________________, the assignee named above, or
___________________________, as its agent.

                                  Exhibit B to Standard Terms to Trust Agreement
                                  ----------------------------------------------

                 Form of Rule 144A Agreement - QIB Certification

         NATIONAL FINANCIAL SECURITIES CORPORATION, NFSC TRUST 2000-_
                              TRUST CERTIFICATES

                               ________________
                                    (DATE)

[Name and Address of
the Trustee]

National Financial Securities Corporation
909 East Main Street
Richmond, Virginia  23219

Ladies and Gentlemen:

          In connection with the purchase on the date hereof of the captioned securities (the "Purchased Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, National Financial Securities Corporation ("NFSC"), the Trustee and the Trust as follows:

          1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") and has completed the form of certification to that effect attached hereto as Annex A1 (if the Transferee is not a registered investment company) or Annex A2 (if the Transferee is a registered investment company). The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

          2. The Transferee understands that the Purchased Certificates have not been registered under the 1933 Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the 1933 Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither NFSC, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

          3. The Transferee is acquiring the Purchased Certificates for its own account or for the account of a "qualified institutional buyer" (as defined in Rule 144A, a "QIB"), and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act and under applicable state securities laws. In addition, such transfer may be subject to additional restrictions, as set forth in Section 5.04 of the Standard Terms to the Trust Agreement (the "Standard Terms") referred to below. By its execution of this agreement, the Transferee agrees that it will not resell, pledge or transfer any of the Purchased Certificates to anyone otherwise than in strict compliance with Rule 144A, or pursuant to another exemption from registration under the 1933 Act and all applicable state securities laws, and in strict compliance with the transfer restrictions set forth in Section 5.04 of the Standard Terms. The Transferee will not attempt to transfer any or all of the Purchased Certificates pursuant to Rule 144A unless the Transferee offers and sells such Certificates only to QIBs or to offerees or purchasers that the Transferee and any person acting on behalf of the Transferee reasonably believe (as described in paragraph (d)(l) of Rule 144A) is a QIB.

          4. The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and
(b) the Trust Agreement referred to below.

          5. If applicable, the Transferee has complied, will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

          All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement, dated as of _____________ 1, 20__, which incorporates by reference the Standard Terms thereto (June 2000 Edition), among NFSC and ____________________, as Trustee, pursuant to which the Purchased Certificates were issued.

          IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Agreement to be executed by its duly authorized representative as of the day and year first above written.

                                       [TRANSFEREE]

                                       By:
                                       Name:  ________________________________
                                       Title: ________________________________

                                                           Annex A1 to Exhibit B

             TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES


          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Transferee.

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), because (a) the Transferee owned and/or invested on a discretionary basis at least $____________ in securities [Note to reviewer -the amount in the previous blank must be at least $100,000,000 unless the Transferee is a dealer, in which case the amount filled in the previous blank must be at least $10,000,000.] (except for the excluded securities referred to in paragraph 3 below) as of _______________ [specify a date on or since the end of the Transferee's most recently ended fiscal year] (such amount being calculated in accordance with Rule 144A) and (b) the Transferee meets the criteria listed in the category marked below.

         _____ Corporation, etc. The Transferee is an organization described in
               Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation (other than a bank as defined in Section 3(a)(2) of the 1933 Act or a savings and loan association or other similar institution referenced in Section 3(a)(5)(A) of the
               Act), a partnership, or a Massachusetts or similar business trust.

         _____ Bank. The Transferee (a) is a national bank or banking institution as defined in Section 3(a)(2) of the 1933 Act and is organized under the laws of a state, territory or the District of Columbia. The business of the Transferee is substantially confined to banking and is supervised by the appropriate state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements is attached hereto.

         _____ Savings and Loan. The Transferee is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in
               Section 3(a)(5)(A) of the 1933 Act. The Transferee is supervised and examined by a state or federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. savings and loan association or similar institution, and not more than 18 months preceding the date of this certification in the case of a foreign savings and loan association or equivalent institution, a copy of which financial statements is attached hereto.

         _____ Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Certificates Exchange Act of 1934, as amended (the "1934 Act").

         _____ Insurance Company. The Transferee is an insurance company as defined in Section 2(13) of the 1933 Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, territory or the District of Columbia.

         _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

         _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Certificate Act of 1974, as amended.

         _____ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

         _____ Other. The Transferee qualifies as a "qualified institutional buyer" as defined in Rule 144A on the basis of facts other than those listed in any of the entries above. If this response is marked, the Transferee must certify on additional pages, to be attached to this certification, to facts that satisfy the Servicer that the Transferee is a "qualified institutional buyer" as defined in Rule 144A.

          3. The term "securities" as used herein does not include (a) securities of issuers that are affiliated with the Transferee, (b) securities constituting the whole or part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (c) bank deposit notes and certificates of deposit, (d) loan participations, (e) repurchase agreements, (f) securities owned but subject to a repurchase agreement and (g) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the 1934 Act.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Purchased Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be made in reliance on Rule 144A.

          6.   Will the Transferee be purchasing  _____    _____
               the Purchased Certificates only     YES       NO
               for the Transferee's own account?

          If the answer to the foregoing question is "NO", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Purchased Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this ____ day of ___________, 20___.

                                                  ______________________________
                                                  Print Name of Transferee

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________
                                                  Date:_________________________

                                                           Annex A2 to Exhibit B

                        REGISTERED INVESTMENT COMPANIES


     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Purchased Certificates (the "Transferee") or, if the Transferee is part of a Family of Investment Companies (as defined in paragraph 3 below), is an officer of the related investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), because (a) the Transferee is an investment company (a "Registered Investment Company") registered under the Investment Company Act of 1940, as amended (the "1940 Act") and (b) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $___________ [Note to reviewer - the amount in the previous blank must be at least $100,000,000] in securities (other than the excluded securities referred to in paragraph 4 below) as of ________________ [specify a date on or since the end of the Transferee's most recently ended fiscal year]. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities to the Transferee or the Transferee's Family of Investment Companies was used.

     _____ The Transferee owned $____________ in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more Registered Investment Companies except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a "series company," as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of a unit investment trust, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

     4. The term "securities" as used herein does not include (a) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (b) bank deposit notes and certificates of deposit, (c) loan participations, (d) repurchase agreements, (e) securities owned but subject to a repurchase agreement and (f) currency, interest rate and commodity swaps.

     5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

     6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Purchased Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                               Exhibit 6- Page 1

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this ____ of ____________, 20___.



                                          ______________________________
                                          [Print Name of Transferee or
                                               Adviser]
                                          By: __________________________
                                          Name: ________________________
                                          Title: _______________________

                                          ______________________________
                                                   IF AN ADVISER:
                                           [Print Name of Transferee]

Date: ___________, 20__

                               Exhibit 6- Page 2

                                  Exhibit C to Standard Terms to Trust Agreement
                                  ----------------------------------------------
                         Form of Transferee Agreement

         NATIONAL FINANCIAL SECURITIES CORPORATION, NFSC TRUST 2000-_
                              TRUST CERTIFICATES

                                ---------------
                             [Name of Transferee]

                               ----------------
                                    (DATE)

[NAME AND ADDRESS OF TRUSTEE]

National Financial Securities Corporation
909 East Main Street
Richmond, Virginia  23219

         Re: NFSC Trust 20__-_
         Trust Certificates, representing a [___% Percentage Interest]
         [$   denomination]

Ladies and Gentlemen:

     The undersigned (the "Transferee") proposes to purchase all or some of the Trust Certificates (the "Purchased Certificates"), issued by the Trust established pursuant to a trust agreement, dated as of ____________ (the "Series Agreement"), among National Financial Securities Corporation ("NFSC") and __________________, as Trustee, which incorporates by reference NFSC's Standard Terms to Trust Agreement (June 2000 Edition) (the "Standard Terms," and, collectively with the Series Agreement, the "Agreement"). In doing so the Transferee hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise
                -----------
defined herein shall have the meaning ascribed to it in the Agreement.

     Section 2. Representations and Warranties of the Transferee. In connection
                ------------------------------------------------
with the proposed transfer of the Purchased Certificates, the Transferee represents and warrants to NFSC, the Trustee and the Trust as follows:

     (a) The Transferee is purchasing the Purchased Certificates for its own account as principal for investment purposes and not with a view to the distribution of the Purchased Certificates, in whole or in part, in violation of
Section 5 of the Securities Act of 1933, as amended (the "Act").

     (b) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment.

     (c) The Transferee confirms that NFSC has made available to the Transferee the opportunity to ask questions of, and receive answers from, NFSC concerning the Trust, the purchase by the Transferee of the Purchased Certificates and all matters relating thereto, and to obtain additional information relating thereto that NFSC possesses or can acquire without unreasonable effort or expense.

     (d)  The Transferee is an "accredited investor" as defined in paragraph
(1), (2), (3) or (7) of Rule 501(a) under the Act.

                               Exhibit 6- Page 3

     Section 3. Covenants of the Transferee. In consideration of the proposed transfer, the Transferee covenants with each of NFSC, the Trustee and the Trust as follows:

     (a) The Transferee will not make a public offering of the Purchased Certificates, and will not reoffer or resell the Purchased Certificates in a manner that would render the issuance and sale of the Purchased Certificates, whether considered together with the resale or otherwise, a violation of the Act or any state securities or "Blue Sky" laws or require registration pursuant thereto.

     (b) The Transferee agrees that, in its capacity as a holder of the Purchased Certificates, it will assert no claim or interest in the underlying securities by reason of owning the Purchased Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Trust and the Purchased Certificates.

     (c) The Transferee hereby agrees to abide by the terms of the Agreement that will be applicable to it as a Certificateholder, including, without limitation, the provisions contained in Section 5.04 of the Agreement.

     (d) If applicable, the Transferee will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

     Section 4.  Transfer of Purchased Certificates.

     (a) The Transferee understands that the Purchased Certificates have not been registered under the Act or any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Act and under applicable state law or unless an exemption from such registration is available. If requested by the Trustee, the Transferee and the Holder of Purchased Certificates who desires to effect this transfer have certified to the Trustee, and NFSC as to the factual basis for the registration or qualification exemption relied upon. The Transferee further understands that neither NFSC, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

     (b) In the event that the transfer is to be made within three years of the date the Purchased Certificates were acquired by a non-Affiliate of NFSC from NFSC or an Affiliate of NFSC, the Trustee may require an Opinion of Counsel (which shall not be an expense of NFSC or the Trustee) that such transfer is not required to be registered under the Act or state securities laws.

     (c) Any Certificateholder desiring to effect a transfer shall, and does hereby agree to, indemnify NFSC and the Trustee against any liability that may result if the transfer is not exempt under federal or applicable state securities laws.

     (d) The transfer of the Purchased Certificates may be subject to additional restrictions, as set forth in Section 5.04 of the Standard Terms of the Trust Agreement, a copy of which is attached hereto as Annex A.

     All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Transferee Certification and Agreement to be validly executed by its duly authorized representative this ____ day of ________, 20__.


                                      By: ________________________
                                      Name: ______________________
                                      Its: _______________________

                               Exhibit 6- Page 4

                                                            Annex A to Exhibit C

                      ATTACH COPY OF SECTION 5.04 OF THE
                       STANDARD TERMS TO TRUST AGREEMENT

                               Exhibit 6- Page 5

                                  Exhibit D to Standard Terms to Trust Agreement
                                  ----------------------------------------------

                        Form of Benefit Plan Affidavit

Re:  National Financial Securities Corporation
     NFSC Trust 20__-_ (the "Trust")
     Trust  Certificates

     STATE OF ___________       )
                                )    ss:
     CITY/COUNTY OF _________   )

     Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

     1. That I am a duly authorized officer of __________________________, a _________ corporation (the "Purchaser"), whose taxpayer identification number is
__________, and on behalf of which I have the authority to make this affidavit.

     2. That the Purchaser is acquiring $_________ principal amount of Trust Certificates ("the Purchased Certificates"), representing an interest in the Trust.

     3.   The Purchaser either:

          (i) (A) is not a plan ("Plan") described in or subject to the Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), a person acting on behalf of a Plan, or a person using the assets of a Plan and (B) either (I) is not an insurance company or (II) is an insurance company, in which case none of the funds used by the Purchaser in connection with its purchase of the Purchased Certificates constitute plan assets as defined in the Plan Asset Regulations ("Plan Assets") and its purchase of the Purchased Certificates shall not result in the certificates issued by or the assets of the Trust being deemed to be Plan Assets;

          (ii) is an insurance company and (A) the Purchaser is acquiring the Purchased Certificates with funds held in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), as published in 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for all contracts held by or on behalf of such Plan and all other Plans maintained by the same employer, or its affiliates (as defined in Section V(a)(1) of PTCE 95-60), or by the same employee organization exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition,
     (C) the purchase of the Purchased Certificates is not part of an agreement, arrangement, or understanding designed to benefit a party in interest, and
     (D) the conditions of Prohibited Transaction Exemption __________ [INSERT SPECIFIC UNDERWRITER'S EXEMPTION OR PTE 83-1] (except for the conditions stated in section II(A)(2) and (3) thereof) are met; or

          (iii) has provided a "Benefit Plan Opinion," obtained at the Purchaser's expense, satisfactory to NFSC and the Trustee. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust to be regarded as Plan Assets,
     (b) give rise to a fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the part of NFSC or the Trustee, or (c) be treated as, or result in, a prohibited transaction under
     Section 406 or 407 of ERISA or Section 4975 of the Code.

                               Exhibit 6- Page 6

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement, dated as of ____________ __, 20__, which incorporates by reference the Standard Terms thereto (June 2000 Edition), among NFSC, and _________________________, as Trustee.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this ____ day of ___________, 20__.


                                       ____________________________
                                       [Name of Purchaser]

                                       By: ________________________
                                       Name: ______________________
                                       Its: _______________________


     Personally appeared before me ________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________________ of the Purchaser, and acknowledged to me that he executed the same as his or her free act and deed and as the free act and deed of the Purchaser.

Subscribed and sworn before me
this ______ day of ___________, ____


___________________________________
Notary Public

My commission expires: ______________________________

                               Exhibit 6- Page 7